Exhibit 99.1

Press Contact:	Investor Relations Contact:
Robyn Blum	Marilyn Mora
Cisco	Cisco
1 (408) 930-8548	1 (408) 527-7452
rojenkin@cisco.com	marilmor@cisco.com

CISCO REPORTS THIRD QUARTER EARNINGS

News Summary:

•	Overall performance: $12.8 billion in revenue, up 7% year over year with broad-based strength across the business; GAAP EPS $0.68 and Non-GAAP EPS $0.83, each up 5% year over year

•	10% year-over-year total product order growth representing the strongest demand in nearly a decade

•	Continued momentum in transforming business to software and subscriptions: 81% of software revenue sold as a subscription, up from 76% last quarter

•	Q3 Results:

•	Revenue: $12.8 billion

•	Increase of 7% year over year

•	Earnings per Share: GAAP: $0.68; Non-GAAP: $0.83

•	GAAP EPS increased 5% year over year

•	Non-GAAP EPS increased 5% year over year

•	Q4 Guidance:

•	Revenue: 6% to 8% growth year over year

•	Earnings per Share: GAAP: $0.64 to $0.69; Non-GAAP: $0.81 to $0.83

SAN JOSE, Calif. — May 19, 2021 — Cisco today reported third quarter results for the period ended May 1, 2021. Cisco reported third quarter revenue of $12.8 billion, net income on a generally accepted accounting principles (GAAP) basis of $2.9 billion or $0.68 per share, and non-GAAP net income of $3.5 billion or $0.83 per share.

“Cisco had a great quarter with strong demand across the business,” said Chuck Robbins, chairman and CEO of Cisco. “We are confident in our strategy and our ability to lead the next phase of the recovery as our customers accelerate their adoption of hybrid work, digital transformation, cloud, and continued strong uptake of our subscription-based offerings.”

“We executed well with strong product orders, and solid growth in revenue, net income, and EPS,” said Scott Herren, CFO of Cisco. “Our investments in innovation and accelerated shift to more software offerings and subscriptions led to double-digit growth in deferred revenue, remaining performance obligations and higher levels of recurring revenue.”

GAAP Results

	Q3 FY 2021	Q3 FY 2020	Vs. Q3 FY 2020
Revenue	$12.8 billion	$12.0 billion	7%
Net Income	$2.9 billion	$2.8 billion	3%
Diluted Earnings per Share (EPS)	$0.68	$0.65	5%

Non-GAAP Results

	Q3 FY 2021	Q3 FY 2020	Vs. Q3 FY 2020
Net Income	$3.5 billion	$3.4 billion	4%
EPS	$0.83	$0.79	5%

The third quarter of fiscal 2021 had 14 weeks compared with 13 weeks in the third quarter of fiscal 2020.

Reconciliations between net income, EPS, and other measures on a GAAP and non-GAAP basis are provided in the tables located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Financial Summary

All comparative percentages are on a year-over-year basis unless otherwise noted.

Q3 FY 2021 Highlights

Revenue — Total revenue was up 7% at $12.8 billion, with product revenue up 6% and service revenue up 8%. Revenue by geographic segment was: Americas up 2%, EMEA up 11%, and APJC up 19%. Product revenue performance was broad-based with growth in Security, up 13%, Infrastructure Platforms up 6%, and Applications up 5%.

Gross Margin — On a GAAP basis, total gross margin, product gross margin, and service gross margin were 63.9%, 62.6%, and 67.4%, respectively, as compared with 64.9%, 63.7%, and 67.7%, respectively, in the third quarter of fiscal 2020.

On a non-GAAP basis, total gross margin, product gross margin, and service gross margin were 66.0%, 64.9%, and 68.7%, respectively, as compared with 66.6%, 65.8%, and 68.9%, respectively, in the third quarter of fiscal 2020.

Total gross margins by geographic segment were: 66.5% for the Americas, 65.6% for EMEA and 64.7% for APJC.

Operating Expenses — On a GAAP basis, operating expenses were $4.7 billion, up 8%, and were 36.9% of revenue. Non-GAAP operating expenses were $4.1 billion, up 9%, and were 32.4% of revenue.

Operating Income — GAAP operating income was $3.5 billion, up 1%, with GAAP operating margin of 27.1%. Non-GAAP operating income was $4.3 billion, up 3%, with non-GAAP operating margin at 33.6%.

Provision for Income Taxes — The GAAP tax provision rate was 20.3%. The non-GAAP tax provision rate was 19.0%.

Net Income and EPS — On a GAAP basis, net income was $2.9 billion, an increase of 3%, and EPS was $0.68, an increase of 5%. On a non-GAAP basis, net income was $3.5 billion, an increase of 4%, and EPS was $0.83, an increase of 5%.

Cash Flow from Operating Activities — $3.9 billion for the third quarter of fiscal 2021, a decrease of 8% compared with $4.2 billion for the third quarter of fiscal 2020.

Balance Sheet and Other Financial Highlights

Cash and Cash Equivalents and Investments — $23.6 billion at the end of the third quarter of fiscal 2021, compared with $29.4 billion at the end of fiscal 2020.

Deferred Revenue — $20.9 billion, up 12% in total, with deferred product revenue up 20%. Deferred service revenue was up 7%.

Remaining Performance Obligations — $28.1 billion at the end of the third quarter of fiscal 2021, up 10%.

Capital Allocation — In the third quarter of fiscal 2021, we returned $2.1 billion to stockholders through share buybacks and dividends. We declared and paid a cash dividend of $0.37 per common share, or $1.6 billion, and repurchased approximately 10 million shares of common stock under our stock repurchase program at an average price of $48.71 per share for an aggregate purchase price of $510 million. The remaining authorized amount for stock repurchases under the program is $8.7 billion with no termination date.

Acquisitions

In the third quarter of fiscal 2021, we closed the following acquisitions:

•

Acacia Communications, Inc., a public fabless semiconductor company that develops, manufactures and sells high-speed coherent optical interconnect products that are designed to transform communications networks through improvements in performance, capacity and cost.

•	IMImobile PLC, a United Kingdom-based publicly-traded cloud communications software and services company.

•	Dashbase, Inc., an enterprise software company.

In the fourth quarter of fiscal 2021, we closed the acquisition of Slido s.r.o, a privately held company that provides an audience interaction platform.

Guidance for Q4 FY 2021

Cisco expects to achieve the following results for the fourth quarter of fiscal 2021:

Q4 FY 2021
Revenue	6% - 8% growth Y/Y
Non-GAAP gross margin rate	64% - 65%
Non-GAAP operating margin rate	32% - 33%
Non-GAAP tax provision rate	19%
Non-GAAP EPS	$0.81 - $0.83

Cisco estimates that GAAP EPS will be $0.64 to $0.69 in the fourth quarter of fiscal 2021.

A reconciliation between the Guidance for Q4 FY 2021 on a GAAP and non-GAAP basis is provided in the table entitled “GAAP to non-GAAP Guidance for Q4 FY 2021” located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Editor’s Notes:

•

Q3 fiscal year 2021 conference call to discuss Cisco’s results along with its guidance will be held on Wednesday, May 19, 2021 at 1:30 p.m. Pacific Time. Conference call number is 1-888-848-6507 (United States) or 1-212-519-0847 (international).

•

Conference call replay will be available from 4:00 p.m. Pacific Time, May 19, 2021 to 4:00 p.m. Pacific Time, May 26, 2021 at 1-866-461-2738 (United States) or 1-203-369-1354 (international). The replay will also be available via webcast on the Cisco Investor Relations website at https://investor.cisco.com.

•

Additional information regarding Cisco’s financials, as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, May 19, 2021. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The webcast will include both the prepared remarks and the question-and-answer session. This information, along with the GAAP to non-GAAP reconciliation information, will be available on the Cisco Investor Relations website at https://investor.cisco.com.

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	May 1, 2021	April 25, 2020	May 1, 2021	April 25, 2020
REVENUE:
Product	$9,139	$8,597	$26,298	$27,146
Service	3,664	3,386	10,394	10,001

Total revenue	12,803	11,983	36,692	37,147

COST OF SALES:
Product	3,422	3,120	9,672	9,770
Service	1,196	1,092	3,470	3,378

Total cost of sales	4,618	4,212	13,142	13,148

GROSS MARGIN	8,185	7,771	23,550	23,999
OPERATING EXPENSES:
Research and development	1,697	1,546	4,836	4,782
Sales and marketing	2,317	2,192	6,811	6,951
General and administrative	603	457	1,631	1,431
Amortization of purchased intangible assets	61	34	136	108
Restructuring and other charges	42	128	878	354

Total operating expenses	4,720	4,357	14,292	13,626

OPERATING INCOME	3,465	3,414	9,258	10,373
Interest income	153	218	488	733
Interest expense	(111)	(130)	(336)	(466)
Other income (loss), net	84	(58)	117	24

Interest and other income (loss), net	126	30	269	291

INCOME BEFORE PROVISION FOR INCOME TAXES	3,591	3,444	9,527	10,664
Provision for income taxes	728	670	1,945	2,086

NET INCOME	$2,863	$2,774	$7,582	$8,578

Net income per share:
Basic	$0.68	$0.66	$1.79	$2.02

Diluted	$0.68	$0.65	$1.79	$2.01

Shares used in per-share calculation:
Basic	4,219	4,230	4,224	4,239

Diluted	4,238	4,243	4,237	4,258

CISCO SYSTEMS, INC.

REVENUE BY SEGMENT

(In millions, except percentages)

	May 1, 2021
	Three Months Ended		Nine Months Ended

	Amount	Y/Y%	Amount	Y/Y%
Revenue:
Americas	$7,262	2%	$21,430	(3)%
EMEA	3,483	11%	9,654	1%
APJC	2,057	19%	5,608	2%

Total	$12,803	7%	$36,692	(1)%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

GROSS MARGIN PERCENTAGE BY SEGMENT

(In percentages)

	May 1, 2021
	Three Months Ended	Nine Months Ended
Gross Margin Percentage:
Americas	66.5%	67.1%
EMEA	65.6%	65.5%
APJC	64.7%	64.2%

CISCO SYSTEMS, INC.

REVENUE FOR GROUPS OF SIMILAR PRODUCTS AND SERVICES

(In millions, except percentages)

	May 1, 2021
	Three Months Ended		Nine Months Ended
	Amount	Y/Y%	Amount	Y/Y%
Revenue:
Infrastructure Platforms	$6,832	6%	$19,564	(5)%
Applications	1,426	5%	4,160	(1)%
Security	876	13%	2,559	9%
Other Products	6	(34)%	15	(44)%

Total Product	9,139	6%	26,298	(3)%
Services	3,664	8%	10,394	4%

Total	$12,803	7%	$36,692	(1)%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	May 1, 2021	July 25, 2020
ASSETS
Current assets:
Cash and cash equivalents	$7,350	$11,809
Investments	16,229	17,610
Accounts receivable, net of allowance for doubtful accounts of $110 at May 1, 2021 and $143 at July 25, 2020	4,425	5,472
Inventories	1,579	1,282
Financing receivables, net	4,648	5,051
Other current assets	2,829	2,349

Total current assets	37,060	43,573
Property and equipment, net	2,367	2,453
Financing receivables, net	5,068	5,714
Goodwill	37,690	33,806
Purchased intangible assets, net	3,716	1,576
Deferred tax assets	4,070	3,990
Other assets	3,925	3,741

TOTAL ASSETS	$93,896	$94,853

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$2,000	$3,005
Accounts payable	2,440	2,218
Income taxes payable	753	839
Accrued compensation	3,327	3,122
Deferred revenue	11,492	11,406
Other current liabilities	4,250	4,741

Total current liabilities	24,262	25,331
Long-term debt	9,532	11,578
Income taxes payable	8,247	8,837
Deferred revenue	9,397	9,040
Other long-term liabilities	2,253	2,147

Total liabilities	53,691	56,933

Total equity	40,205	37,920

TOTAL LIABILITIES AND EQUITY	$93,896	$94,853

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Nine Months Ended
	May 1, 2021	April 25, 2020
Cash flows from operating activities:
Net income	$7,582	$8,578
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other	1,373	1,364
Share-based compensation expense	1,337	1,170
Provision (benefit) for receivables	(4)	60
Deferred income taxes	(89)	103
(Gains) losses on divestitures, investments and other, net	(201)	(185)
Change in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	1,250	774
Inventories	(260)	143
Financing receivables	1,160	380
Other assets	(233)	145
Accounts payable	24	324
Income taxes, net	(828)	(700)
Accrued compensation	145	(220)
Deferred revenue	263	333
Other liabilities	(569)	(645)

Net cash provided by operating activities	10,950	11,624

Cash flows from investing activities:
Purchases of investments	(7,855)	(6,880)
Proceeds from sales of investments	2,724	4,737
Proceeds from maturities of investments	6,445	5,708
Acquisitions, net of cash and cash equivalents acquired and divestitures	(6,333)	(237)
Purchases of investments in privately held companies	(138)	(143)
Return of investments in privately held companies	96	213
Acquisition of property and equipment	(530)	(562)
Proceeds from sales of property and equipment	14	175
Other	(56)	(10)

Net cash (used in) provided by investing activities	(5,633)	3,001

Cash flows from financing activities:
Issuances of common stock	307	335
Repurchases of common stock—repurchase program	(2,096)	(2,659)
Shares repurchased for tax withholdings on vesting of restricted stock units	(419)	(519)
Short-term borrowings, original maturities of 90 days or less, net	—	(3,470)
Repayments of debt	(3,000)	(5,220)
Dividends paid	(4,601)	(4,491)
Other	39	(3)

Net cash used in financing activities	(9,770)	(16,027)

Net decrease in cash, cash equivalents, and restricted cash	(4,453)	(1,402)
Cash, cash equivalents, and restricted cash, beginning of period	11,812	11,772

Cash, cash equivalents, and restricted cash, end of period	$7,359	$10,370

Supplemental cash flow information:
Cash paid for interest	$377	$519
Cash paid for income taxes, net	$2,862	$2,683

CISCO SYSTEMS, INC.

DEFERRED REVENUE

(In millions)

	May 1, 2021	January 23, 2021	April 25, 2020
Deferred revenue:
Product	$8,698	$8,332	$7,225
Service	12,191	12,514	11,423

Total	$20,889	$20,846	$18,648

Reported as:
Current	$11,492	$11,552	$10,710
Noncurrent	9,397	9,294	7,938

Total	$20,889	$20,846	$18,648

CISCO SYSTEMS, INC.

REMAINING PERFORMANCE OBLIGATIONS

(In millions, except percentages)

	May 1, 2021		January 23, 2021		April 25, 2020
	Amount	Y/Y%	Amount	Y/Y%	Amount	Y/Y%
Product	$11,903	15%	$11,666	17%	$10,387	25%
Service	16,235	7%	16,512	10%	15,141	3%

Total	$28,138	10%	$28,178	13%	$25,528	11%

CISCO SYSTEMS, INC.

DIVIDENDS PAID AND REPURCHASES OF COMMON STOCK

(In millions, except per-share amounts)

	DIVIDENDS		STOCK REPURCHASE PROGRAM			TOTAL
Quarter Ended	Per Share	Amount	Shares	Weighted- Average Price per Share	Amount	Amount
Fiscal 2021
May 1, 2021	$0.37	$1,560	10	$48.71	$510	$2,070
January 23, 2021	$0.36	$1,521	19	$42.82	$801	$2,322
October 24, 2020	$0.36	$1,520	20	$40.44	$800	$2,320
Fiscal 2020
July 25, 2020	$0.36	$1,525	—	$—	$—	$1,525
April 25, 2020	$0.36	$1,519	25	$39.71	$981	$2,500
January 25, 2020	$0.35	$1,486	18	$46.71	$870	$2,356
October 26, 2019	$0.35	$1,486	16	$48.91	$768	$2,254

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP NET INCOME

(In millions)

	Three Months Ended		Nine Months Ended
	May 1, 2021	April 25, 2020	May 1, 2021	April 25, 2020
GAAP net income	$2,863	$2,774	$7,582	$8,578
Adjustments to cost of sales:
Share-based compensation expense	75	60	208	176
Amortization of acquisition-related intangible assets	184	154	499	454
Acquisition-related/divestiture costs	1	1	3	3
Legal and indemnification settlements/charges	—	—	43	4

Total adjustments to GAAP cost of sales	260	215	753	637

Adjustments to operating expenses:
Share-based compensation expense	383	322	1,103	975
Amortization of acquisition-related intangible assets	61	34	136	108
Acquisition-related/divestiture costs	86	66	179	191
Significant asset impairments and restructurings	42	128	878	354

Total adjustments to GAAP operating expenses	572	550	2,296	1,628

Adjustments to interest and other income (loss), net:
Acquisition-related/divestiture costs	6	—	4	—
(Gains) and losses on equity investments	(96)	1	(131)	(99)

Total adjustments to GAAP interest and other income (loss), net	(90)	1	(127)	(99)

Total adjustments to GAAP income before provision for income taxes	742	766	2,922	2,166

Income tax effect of non-GAAP adjustments	(95)	(172)	(503)	(547)
Significant tax matters	—	—	83	67

Total adjustments to GAAP provision for income taxes	(95)	(172)	(420)	(480)

Non-GAAP net income	$3,510	$3,368	$10,084	$10,264

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP EPS

	Three Months Ended		Nine Months Ended
	May 1, 2021	April 25, 2020	May 1, 2021	April 25, 2020
GAAP EPS	$0.68	$0.65	$1.79	$2.01
Adjustments to GAAP:
Share-based compensation expense	0.11	0.09	0.31	0.27
Amortization of acquisition-related intangible assets	0.06	0.04	0.15	0.13
Acquisition-related/divestiture costs	0.02	0.02	0.04	0.05
Legal and indemnification settlements/charges	—	—	0.01	—
Significant asset impairments and restructurings	0.01	0.03	0.21	0.08
(Gains) and losses on equity investments	(0.02)	—	(0.03)	(0.02)
Income tax effect of non-GAAP adjustments	(0.02)	(0.04)	(0.12)	(0.13)
Significant tax matters	—	—	0.02	0.02

Non-GAAP EPS	$0.83	$0.79	$2.38	$2.41

Amounts may not sum due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET, AND NET INCOME

(In millions, except percentages)

	Three Months Ended
	May 1, 2021
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Net Income	Y/Y
GAAP amount	$5,717	$2,468	$8,185	$4,720	8%	$3,465	1%	$126	$2,863	3%
% of revenue	62.6%	67.4%	63.9%	36.9%		27.1%		1.0%	22.4%
Adjustments to GAAP amounts:
Share-based compensation expense	26	49	75	383		458		—	458
Amortization of acquisition-related intangible assets	184	—	184	61		245		—	245
Acquisition/divestiture-related costs	1	—	1	86		87		6	93
Significant asset impairments and restructurings	—	—	—	42		42		—	42
(Gains) and losses on equity investments	—	—	—	—		—		(96)	(96)
Income tax effect/significant tax matters	—	—	—	—		—		—	(95)

Non-GAAP amount	$5,928	$2,517	$8,445	$4,148	9%	$4,297	3%	$36	$3,510	4%

% of revenue	64.9%	68.7%	66.0%	32.4%		33.6%		0.3%	27.4%

	Three Months Ended
	April 25, 2020
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Interest and other income (loss), net	Net Income
GAAP amount	$5,477	$2,294	$7,771	$4,357	$3,414	$30	$2,774
% of revenue	63.7%	67.7%	64.9%	36.4%	28.5%	0.3%	23.1%
Adjustments to GAAP amounts:
Share-based compensation expense	23	37	60	322	382	—	382
Amortization of acquisition-related intangible assets	154	—	154	34	188	—	188
Acquisition/divestiture-related costs	—	1	1	66	67	—	67
Significant asset impairments and restructurings	—	—	—	128	128	—	128
(Gains) and losses on equity investments	—	—	—	—	—	1	1
Income tax effect/significant tax matters	—	—	—	—	—	—	(172)

Non-GAAP amount	$5,654	$2,332	$7,986	$3,807	$4,179	$31	$3,368

% of revenue	65.8%	68.9%	66.6%	31.8%	34.9%	0.3%	28.1%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET, AND NET INCOME

(In millions, except percentages)

	Nine Months Ended
	May 1, 2021
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Net Income	Y/Y
GAAP amount	$16,626	$6,924	$23,550	$14,292	5%	$9,258	(11)%	$269	$7,582	(12)%
% of revenue	63.2%	66.6%	64.2%	39.0%		25.2%		0.7%	20.7%
Adjustments to GAAP amounts:
Share-based compensation expense	75	133	208	1,103		1,311		—	1,311
Amortization of acquisition-related intangible assets	499	—	499	136		635		—	635
Acquisition/divestiture-related costs	2	1	3	179		182		4	186
Legal and indemnification settlements/charges	43	—	43	—		43		—	43
Significant asset impairments and restructurings	—	—	—	878		878		—	878
(Gains) and losses on equity investments	—	—	—	—		—		(131)	(131)
Income tax effect/significant tax matters	—	—	—	—		—		—	(420)

Non-GAAP amount	$17,245	$7,058	$24,303	$11,996	—%	$12,307	(3)%	$142	$10,084	(2)%

% of revenue	65.6%	67.9%	66.2%	32.7%		33.5%		0.4%	27.5%

	Nine Months Ended
	April 25, 2020
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Interest and other income (loss), net	Net Income
GAAP amount	$17,376	$6,623	$23,999	$13,626	$10,373	$291	$8,578
% of revenue	64.0%	66.2%	64.6%	36.7%	27.9%	0.8%	23.1%
Adjustments to GAAP amounts:
Share-based compensation expense	69	107	176	975	1,151	—	1,151
Amortization of acquisition-related intangible assets	454	—	454	108	562	—	562
Acquisition/divestiture-related costs	—	3	3	191	194	—	194
Legal and indemnification settlements	4	—	4	—	4	—	4
Significant asset impairments and restructurings	—	—	—	354	354	—	354
(Gains) and losses on equity investments	—	—	—	—	—	(99)	(99)
Income tax effect/significant tax matters	—	—	—	—	—	—	(480)

Non-GAAP amount	$17,903	$6,733	$24,636	$11,998	$12,638	$192	$10,264

% of revenue	66.0%	67.3%	66.3%	32.3%	34.0%	0.5%	27.6%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

EFFECTIVE TAX RATE

(In percentages)

	Three Months Ended		Nine Months Ended
	May 1, 2021	April 25, 2020	May 1, 2021	April 25, 2020
GAAP effective tax rate	20.3%	19.4%	20.4%	19.6%
Total adjustments to GAAP provision for income taxes	(1.3)%	0.6%	(1.4)%	0.4%

Non-GAAP effective tax rate	19.0%	20.0%	19.0%	20.0%

GAAP TO NON-GAAP GUIDANCE FOR Q4 FY 2021

Q4 FY 2021	Gross Margin Rate	Operating Margin Rate	Tax Provision Rate	Earnings per Share (1)
GAAP	62% - 63%	25.5% - 26.5%	19%	$0.64 - $0.69
Estimated adjustments for:
Share-based compensation expense	0.5%	3.5%	—	$0.07 - $0.08
Amortization of acquisition-related intangible assets and acquisition/divestiture-related costs	1.5%	2.5%	—	$0.07 - $0.08
Significant asset impairments and restructurings	—	0.5%	—	$0.00 - $0.01
Income tax effect of non-GAAP adjustments			—

Non-GAAP	64% - 65%	32% - 33%	19%	$0.81 - $0.83

(1)	Estimated adjustments to GAAP earnings per share are shown after income tax effects.

Except as noted above, this guidance does not include the effects of any future acquisitions/divestitures, asset impairments, restructurings and significant tax matters or other events, which may or may not be significant unless specifically stated.

Forward Looking Statements, Non-GAAP Information and Additional Information

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as continued execution of our strategy, our ability to lead the next phase of the recovery as our customers accelerate their adoption of hybrid work, digital transformation, cloud, continued strong uptake of our subscription-based offerings, our investments in innovation, and accelerated shift to more software offerings and subscriptions) and the future financial performance of Cisco (including the guidance for Q4 FY 2021) that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: the impact of the COVID-19 pandemic; business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market and other customer markets; the return on our investments in certain priorities, key growth areas, and in certain geographical locations, as well as maintaining leadership in routing, switching and services; the timing of orders and manufacturing and customer lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; our ability to achieve expected benefits of our partnerships; increased competition in our product and service markets, including the data center market; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, other intellectual property, antitrust, stockholder and other matters, and governmental investigations; our ability to achieve the benefits of the restructuring and possible changes in the size and timing of the related charges; cyber-attacks, data breaches or malware; vulnerabilities and critical security defects; terrorism; natural catastrophic events; any other pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales, engineering, service, marketing and manufacturing activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during economic downturns; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; changes in provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations of our income tax returns; potential volatility in operating results; and other factors listed in Cisco’s most recent reports on Forms 10-Q and 10-K filed on February 16, 2021 and September 3, 2020, respectively. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. Cisco’s results of operations for the three and nine months ended May 1, 2021 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income and margin, non-GAAP effective tax rates, non-GAAP interest and other income (loss), net, and non-GAAP net income per share data for the periods presented. It also includes future estimated ranges for gross margin, operating margin, tax provision rate and EPS on a non-GAAP basis.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations.

For its internal budgeting process, Cisco’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, acquisition-related/divestiture costs, significant asset impairments and restructurings, significant litigation settlements and other contingencies, gains and losses on equity investments, the income tax effects of the foregoing and significant tax matters. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future there may be other items that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results. For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

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